Exhibit 99.1

Contact: Deepak Chaudhry
Phone: (812) 962-5095

FOR IMMEDIATE RELEASE

Accuride Corporation Reports Results for 2003

EVANSVILLE, Ind. – Feb. 12, 2004 – Accuride Corporation today announced net sales of $94.4 million for the fourth quarter ended Dec. 31, 2003.  This compares to net sales of $80.2 million for the fourth quarter of 2002, an increase of 17.7%.  For the twelve months ended Dec. 31, 2003, net sales were $364.3 million compared to net sales of $345.5 million for the same twelve-month period in 2002, an increase of 5.4%.

Adjusted EBITDA of $19.0 million for the fourth quarter ended Dec. 31, 2003, is up from $16.4 million for the fourth quarter of 2002.  For the twelve months of 2003, Adjusted EBITDA increased by $3.5 million, or 5.2%, to reach $72.1 million resulting in an Adjusted EBITDA margin of 19.8%.  The purpose and reconciliation of Adjusted EBITDA for the Company to the most directly comparable GAAP measure are set forth on Pages 4 and 5 of this press release.

“The fourth quarter results reflect the early stages of recovery underway in the commercial vehicle market,” said Terry Keating, Accuride’s President and CEO.  “Recent strength in net orders provides a strong indication for continued momentum into 2004.”

The Company’s liquidity position remained strong at Dec. 31, 2003, with $42.7 million in cash and revolver availability of $41.0 million.

-more-

Accuride had net income of $0.6 million for the fourth quarter ended Dec. 31, 2003, compared to a net loss of $9.0 million for the fourth quarter of 2002.  For the twelve months ended Dec. 31, 2003, Accuride had a net loss of $8.7 million, or a negative 2.4% of net sales, compared to a net loss of $10.9 million, or a negative 3.2% of net sales, for the same twelve-month period in 2002.  The 2003 results included $11.3 million of refinancing costs in connection with the amendment of the Company’s credit agreement in June 2003.

The Company will conduct a conference call to review and discuss its fourth quarter results on Thursday, Feb. 12, 2004, at 1:30 p.m. (Central Time).  The phone number to access the conference call is 888-273-9886 in the United States, or 612-332-0923 internationally.  A replay will be available beginning Feb. 12, 2004, at 5:00 p.m. (Central Time), through Feb. 19, 2004, by calling 800-475-6701 in the United States, or 320-365-3844 internationally, access code 719905.  The financial results for the three-month and twelve-month period ended Dec. 31, 2003, will also be archived at http://www.accuridecorp.com.

Accuride Corporation is North America’s largest manufacturer and supplier of wheels for heavy/medium trucks and trailers.  The Company offers the broadest product line in the North American heavy/medium wheel industry and is the only North American manufacturer and supplier of both steel and forged aluminum heavy/medium wheels.  Accuride Corporation also produces wheels for buses, commercial light trucks, pick-up trucks, sport utility vehicles, and vans.  Accuride Corporation has steel wheel operations in Henderson, Kentucky; London, Ontario, Canada; and Monterrey, Mexico.  Accuride has aluminum wheel operations in Erie, Pennsylvania, and Cuyahoga Falls, Ohio.  Additionally, the Company produces tire molds at its Erie, Pennsylvania, facility.  Accuride is also involved in a commercial tire and wheel assembly joint venture in Springfield, Ohio.  For more information, visit Accuride’s website at http://www.accuridecorp.com.

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations, hopes, beliefs and intentions on strategies regarding the future.  It is important to note that the Company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.  Accuride assumes no obligation to update the information included in this release.

ACCURIDE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(DOLLARS IN THOUSANDS)

(UNAUDITED)

	Three Months Ended December 31,
	2003	2002
NET SALES	$94,364	$80,188
COST OF GOODS SOLD	78,820	70,105
GROSS PROFIT	$15,544	$10,083
OPERATING EXPENSES:
Selling, General & Administrative	6,225	4,377
INCOME FROM OPERATIONS	9,319	5,706
OTHER INCOME (EXPENSE):
Interest Income	72	93
Interest (Expense)	(10,224)	(12,014)
Refinancing Costs	—	—
Equity in Earnings of Affiliates	24	(34)
Other Income (Expense), Net	1,405	2,893
INCOME (LOSS) BEFORE INCOME TAXES	596	(3,356)
INCOME TAX PROVISION (BENEFIT)	(3)	5,594
NET INCOME (LOSS)	$599	$(8,950)

	Twelve Months Ended December 31,
	2003	2002
NET SALES	$364,258	$345,549
COST OF GOODS SOLD	301,428	286,232
GROSS PROFIT	$62,830	$59,317
OPERATING:
Selling, General & Administrative	23,918	24,014
INCOME FROM OPERATIONS	38,912	35,303
OTHER INCOME (EXPENSE):
Interest Income	252	315
Interest (Expense)	(38,865)	(42,332)
Refinancing Costs	(11,264)	—
Equity in Earnings of Affiliates	485	182
Other Income (Expense), Net	825	1,430
INCOME (LOSS) BEFORE INCOME TAXES	(9,655)	(5,102)
INCOME TAX PROVISION (BENEFIT)	(930)	5,839
NET INCOME (LOSS)	$(8,725)	$(10,941)

ACCURIDE CORPORATION

CONSOLIDATED ADJUSTED EBITDA

(DOLLARS IN THOUSANDS)

(UNAUDITED)

	Three Months Ended December 31,
	2003	2002
NET INCOME (LOSS)	599	(8,950)
Net Interest Expense	10,152	11,921
Income Taxes	(3)	5,594
Refinancing Costs	—	—
Equity in Earnings of Affiliates	(24)	34
Other Expense (Income)	(1,405)	(2,893)
INCOME (LOSS) FROM OPERATIONS	9,319	5,706
Depreciation and Amortization	8,739	8,478
Equity in Earnings of Affiliates	24	(34)
Restructuring, severance and other charges	917	2,287
ADJUSTED EBITDA	$18,999	$16,437

	Twelve Months Ended December 31,
	2003	2002
NET INCOME (LOSS)	(8,725)	(10,941)
Net Interest Expense	38,613	42,017
Income Taxes	(930)	5,839
Refinancing Costs	11,264	—
Equity in Earnings of Affiliates	(485)	(182)
Other Expense (Income)	(825)	(1,430)
INCOME (LOSS) FROM OPERATIONS	38,912	35,303
Depreciation and Amortization	29,804	28,213
Equity in Earnings of Affiliates	485	182
Restructuring, severance and other charges	2,886	4,851
ADJUSTED EBITDA	$72,087	$68,549

a)  For the three months ending Dec. 31, 2003, Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates, plus (i)  $0.9 million for costs associated with the fire damage and resulting business interruption sustained at our facility in Cuyahoga Falls, Ohio in August 2003.  Item (i), effected gross profit.  For the three months ending Dec. 31, 2002, Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates, plus (i) $0.2 million of costs related to a reduction in the employee workforce, (ii) $0.3 million costs related to the consolidation of light wheel production, (iii) $1.7 million of other costs.  Items (i) and (ii) effected gross profit while item (iii) related to selling, general, and administrative expenses.

For the twelve months ending Dec. 31, 2003, Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates, plus (i) $0.4 million for strike contingency costs associated with recent renewal of our labor contract at our facility in Erie, Pennsylvania, (ii) $0.3 million for pension related costs at our facility in London, Ontario, (iii) $2.2 million for costs associated with the fire damage and resulting business interruption sustained at our facility in Cuyahoga Falls, Ohio, in August 2003.  Items (i), (ii) and (iii) effected gross profit.  For the twelve months ending Dec. 31, 2002, Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates, plus (i) $1.2 million of costs related to a reduction in the employee workforce, (ii) $1.1 million of costs related to the consolidation of light wheel production, (iii) $0.4 million of costs related to non-cash expenses associated with the resolved labor dispute at the Henderson, Kentucky, facility (iv) $2.1 million of other costs.  All but $0.4 million of items (i), (ii) and (iii) effected gross profit while item (iv) related to selling, general, and administrative expenses.

b)  Adjusted EBITDA is not intended to represent cash flow as defined by generally accepted accounting principles (“GAAP”) and should not be considered as an indicator of cash flow from operations.  Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates plus non-recurring items.  However, other companies may calculate Adjusted EBITDA differently.  Accuride has included information concerning Adjusted EBITDA in this press release because Accuride’s management and our board of directors use it as measure of our performance to internal business plans to which a significant portion of management incentive programs are based.  In addition, future investment and capital allocation decisions are based on Adjusted EBITDA.  Investors and industry analysts use Adjusted EBITDA to measure the Company’s performance to historic results and to the Company’s peer group.  The Company has historically provided the measure in previous press releases and believes it provides transparency and continuity to investors for comparable purposes.  Certain financial covenants in our borrowing arrangements are tied to similar measures.  Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales.

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